EXHIBIT 99.1
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[Logo] NextWave WIRELESS

                                                News

                                                FOR IMMEDIATE RELEASE
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         NEXTWAVE WIRELESS MAKES REVENUE MILESTONE PAYMENT TO IPWIRELESS
                                  STOCKHOLDERS

        ACHIEVEMENT OF REVENUE MILESTONES TRIGGERS PAYMENT OF 9.1 MILLION
            SHARES OF NextWave COMMON STOCK AND $4.4 MILLION IN CASH

SAN DIEGO, MARCH 21, 2008 - NextWave Wireless Inc. (NASDAQ: WAVE) today announced that the achievement of revenue milestones in 2007 by IPWireless, which was acquired by NextWave in May 2007, has triggered an additional consideration payment in the amount of $50 million to selling shareholders of IPWireless. $21 million of the total payment, comprised of $3.87 million in cash and 3.42 million shares of NextWave common stock, has been deposited into an escrow account to provide funding for potential indemnification claims pursuant to the terms of the acquisition agreement. $29 million of the total payment, consisting of 5.7 million shares of NextWave common stock and $506,000 in cash, has been distributed to IPWireless shareholders.

ABOUT NextWave WIRELESS

NextWave Wireless Inc. (Nasdaq: WAVE) is engineering the future of mobility by providing next-generation mobile multimedia and wireless broadband technologies to the world's leading mobile handset manufacturers, consumer electronics manufacturers and wireless service providers. From mobile television and mobile broadband systems to semiconductors and device-embedded mobile multimedia software that can be found in more than 200 million handsets around the globe, NextWave is evolving the way consumers experience mobile multimedia content. For more information, visit NextWave at www.NextWave.com.



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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. All such documents are available through the SEC's website at www.sec.gov. NextWave makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

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MEDIA CONTACTS
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Michael Gury
NextWave Wireless Inc.
(203) 742-2535
mgury@nextwave.com